UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2010

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 25, 2010, Jeffrey G. Peterson resigned his position as a member of the board of directors (the “Board”) of Heelys, Inc. (the “Company”), and the Board appointed Glenn M. Neblett to fill the vacancy caused by Mr. Peterson’s resignation.

Mr. Neblett, 39, has over 10 years of experience in the investment banking industry and brings a unique perspective to strategic corporate finance opportunities and initiatives that may be considered by the Company.  Mr. Neblett is a Vice President at Capital Southwest Corporation, a business development company (Nasdaq: “CSWC”).  Immediately prior to joining Capital Southwest Corporation in May 2010, Mr. Neblett was an investment banker with Houlihan Lokey for ten years, advising clients in connection with mergers and acquisitions, leveraged buyouts, restructurings and capital-raising activities.  He holds undergraduate (Bachelor of Business — Accounting) and graduate (Master of Business Administration — Finance) degrees from Baylor University and is a Chartered Financial Analyst and Certified Public Accountant.  Mr. Neblett serves on the board of directors of Capital Southwest Corporation portfolio companies Balco, Inc., KBI BiopharmaInc. and PalletOne, Inc.  Capital Southwest Venture Corporation, which is a wholly-owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of the Company’s outstanding common stock.

The Board appointed Mr. Neblett as the director designee of Capital Southwest Venture Corporation.  Under a contractual arrangement, Capital Southwest Venture Corporation has the right to designate two nominees for director, so long as it owns at least 15% of the outstanding shares of the Company’s common stock, and one such nominee so long as it owns at least 10%.  In the event of the resignation of one of its director designees, Capital Southwest Venture Corporation has the right to cause the Board to fill the director vacancy with an individual that it designates for appointment.  Capital Southwest Venture Corporation designated Mr. Neblett to replace Mr. Peterson, who, immediately prior to his resignation, served as the director designee of Capital Southwest Venture Corporation.  Capital Southwest Venture Corporation’s other director nominee is Gary L. Martin (who serves as the current Chairman of the Board).

Mr. Neblett qualifies as an independent director under Nasdaq Listing Rule 5605(a)(2) and the Amended and Restated By-Laws of the Company.  The Board has determined that, in its opinion, Mr. Neblett’s relationship with Capital Southwest Corporation will not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

The Company will enter into an Indemnification Agreement with Mr. Neblett, in the same form that the Company has entered into with its other directors and officers, containing provisions that will require the Company to indemnify Mr. Neblett against liabilities that may arise by reason of his status or service as a director, other than liabilities arising from willful misconduct of a culpable nature, to advance him expenses incurred as a result of any proceeding against him as to which he could be indemnified and to obtain directors’ and officers’ insurance if available on reasonable terms.  The description of the indemnification agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as an Exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 1, 2006.

In connection with an amendment and restatement of the Heelys, Inc. 2006 Stock Incentive Plan (the “Amended Plan”), which the stockholders of the Company approved at their Annual Meeting on May 20, 2010, the Company made conforming changes to its form of Stock Option Agreement to reflect the Amended Plan.  The revised form of Stock Option Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01                                          Financial Statements and Exhibits.

(d)         Exhibits.

10.1                       Form of Indemnification Agreement entered into by the Company with each of its directors and officers (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed on September 1, 2006).

10.2                       Form of Stock Option Agreement to be entered into by the Company with stock option grantees under the Heelys, Inc. 2006 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: August 27, 2010	By:	/s/ Craig D. Storey
Craig D. Storey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Indemnification Agreement entered into by the Company with each of its directors and officers (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed on September 1, 2006).

10.2	Form of Stock Option Agreement to be entered into by the Company with stock option grantees under the Heelys, Inc. 2006 Stock Incentive Plan.